Exhibit 10.21.2
US POWER GENERATING COMPANY
2007 Stock Incentive Plan
(the “Plan”)
Stock-Settled Stock Appreciation Rights Agreement
     This Stock-Settled Stock Appreciation Rights Agreement (the “Agreement”) confirms the grant on ___, 200___(the “Grant Date”) by US POWER GENERATING COMPANY, a Delaware corporation (the “Company”), to «First_Name» «Last_Name» (“Employee”), for the purpose set forth in Section 1 of the Plan, of stock appreciation rights (the “SARs”) covering shares of the Company’s common stock, par value $0.00001 per share (the “Shares”), pursuant to Section 6(c) of the Plan, as follows:

Shares covered by SARs:		«Final_Approved_Grant» Shares

Base Price :		$ **** per Share, being the fair market value thereof on the Grant Date

SARs vest and become exercisable:		As to one-third of the Shares covered by the SARs on each of the first, second and third anniversaries of the Grant Date, except that different vesting and exercisability provisions apply upon the occurrence of certain events specified in Section 5 or 6 hereof

Expiration Date:		The seventh anniversary of the Grant Date (at the close of business) (the “Stated Expiration Date”) or, in the event Employee’s employment by the Company or its subsidiaries earlier terminates, then at the date the SARs expire or cease to be exercisable as provided under Section 5 hereof

Payment to Employee Upon Exercise:		Upon exercise of SARs, Employee shall be entitled to receive payment in Shares (subject to Section 9(a)) determined by the following formula:

Shares = ((FMV - Base Price) * SARs Exercised) / FMV

	Where:	“Shares” is the number of Shares to be delivered
“FMV” is the Fair Market Value of a Share at the exercise date
“Base Price” is as set forth above
“SARs Exercised” is the number of Shares covered by the SARs then being exercised
“*” means “multiplied by”
“/” means “divided by”

Other Exercise Conditions		SARs may only be exercised at a date that the Fair Market Value of a Share exceeds the Base Price, and only if the SARs are otherwise exercisable at such date.
     The SARs are subject to the terms and conditions of the Plan and this Agreement, including the Terms and Conditions of Stock-Settled Stock Appreciation Rights attached hereto. The number and kind of Shares purchasable and the Base Price are subject to adjustment in accordance with Section 11(c) of the Plan.
     Employee acknowledges and agrees that (i) the SARs are nontransferable, except as provided in Section 4 hereof and Section 11(b) of the Plan, (ii) the SARs, and certain amounts of gain realized upon exercise of the SARs, are subject to forfeiture in the event Employee fails to meet applicable requirements relating to non-competition, confidentiality, non-solicitation of customers, suppliers, business associates, employees and service providers, non-disparagement and cooperation in litigation with respect to the Company and its subsidiaries and affiliates, and in the event of financial reporting misconduct in specified circumstances, as set forth in Section 7 hereof and Section 10 of the Plan, (iii) the SARs are subject to forfeiture in the event of Employee’s Termination of Employment in certain circumstances, as provided in Section 5 hereof, (iv) sales of Shares will be subject to the Company’s policies regulating securities trading by employees and the securities laws of the United States and (v) a copy of the Plan has previously been delivered to Employee or is available as specified in Section 1 below.
     IN WITNESS WHEREOF, US Power Generating Company has caused this Agreement to be executed by its officer thereunto duly authorized, and Employee has duly executed this Agreement, as of the Grant Date, both parties intending to be legally bound hereby.

Employee	US POWER GENERATING COMPANY

By:
«First_Name» «Last_Name»		[Name]
[Title]

TERMS AND CONDITIONS OF STOCK-SETTLED STOCK APPRECIATION RIGHTS
     The following Terms and Conditions apply to the SARs granted to Employee by the Company, as specified on the preceding page. Certain specific terms of the SARs, including the number of Shares purchasable, vesting and expiration dates, and the Base Price, are set forth on the preceding page.
     1. General. The SARs are granted to Employee under the Company’s 2007 Stock Incentive Plan (the “Plan”), a copy of which is available for review, along with other documents relating to the Plan, on the Company’s intranet site. All of the terms, conditions and other provisions of the Plan are incorporated by reference herein. Capitalized terms used in this Agreement but not defined herein (or in the preceding page) shall have the same meanings as in the Plan. If there is any conflict between the provisions of this document and mandatory provisions of the Plan, the provisions of the Plan govern. By accepting the grant of the SARs, Employee agrees to be bound by all of the terms and provisions of the Plan (as presently in effect or later amended), rules and regulations under the Plan adopted from time to time, and decisions and determinations of the Company’s Compensation Committee (the “Committee”) made from time to time, provided that no such Plan amendment, rule or regulation or Committee decision or determination shall materially and adversely affect the rights of the Employee with respect to the SARs without Employee’s consent.
     2. Right to Exercise SARs. Subject to all applicable laws, rules, regulations and the terms of the Plan and this Agreement, Employee may exercise the SARs if and to the extent they have become vested and exercisable but not after the Stated Expiration Date of the SARs or after any earlier applicable date upon which the SARs have terminated.
     3. Method of Exercise. To exercise the SARs, unless otherwise permitted by the Company, Employee must give written notice to the Company or its agent, which notice shall specifically refer to this Agreement, state the number of Shares as to which the SARs are being exercised, the name in which he or she wishes the Shares to be issued, and be signed by Employee. Once Employee gives a valid notice of exercise, such notice may not be revoked. When Employee exercises the SARs, or part thereof, the Company will transfer Shares by certificate issued to Employee, or (if the Company is then Public) by delivery of Shares to Employee’s brokerage account at a designated securities brokerage firm or otherwise deliver Shares to Employee. No Employee or Beneficiary shall have at any time any rights with respect to Shares covered by this Agreement prior to issuance of certificates (or certificate-less credit) therefor following exercise of the SARs as provided above. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of issue of such stock certificates (or credit). If any fractional Share would be deliverable upon exercise, after taking into account withholding for mandatory taxes in accordance with Section 9(a), the Company will pay cash in lieu of delivery of such fractional Share or will use such cash to apply towards withholding for taxes.
     4. Transferability. Except to the extent permitted under and subject to the conditions of Section 11(b) of the Plan, the SARs may not be assigned or transferred in any way by the Employee, except at Employee’s death, by his or her will or pursuant to the applicable laws of descent and distribution or to his or her designated Beneficiary, and in the event of his or her death the SARs shall be exercisable as provided in Section 5 hereof. If Employee shall attempt to make such prohibited assignment or transfer, the unexercised portion of the SARs shall be null and void and the Company shall have no further liability hereunder.
     5. Termination Provisions. Except as provided in this Section 5, Employee shall have the right to exercise vested SARs only for so long as he or she remains in the employ of the Company or a subsidiary of the Company, including a subsidiary which becomes such after the date of this Agreement. The following provisions will govern the vesting, exercisability and expiration of the SARs in the event of Employee’s Termination of Employment (as defined below); provided that the Committee retains its powers to accelerate vesting or modify these terms subject to the consent of Employee in the case of a modification materially adverse to Employee:

     (a) Voluntary Resignation and Termination by the Company. In the event of Employee’s Termination of Employment due to his or her voluntarily resignation (other than a Retirement governed by Section 5(c) below) or Termination of Employment by the Company, the following rules will apply:
•	All unvested SARs will be immediately forfeited.

•	In the case of Termination of Employment due to voluntary resignation, all vested SARs will cease to be exercisable and will terminate on the date 30 days after Termination of Employment (but in no event after the Stated Expiration Date).

•	In the case of Termination of Employment by the Company not for Cause (as defined below), all vested SARs will cease to be exercisable and will terminate on the date 90 days after Termination of Employment (but in no event after the Stated Expiration Date).

•	In the case of Termination of Employment by the Company for Cause, all vested SARs also will cease to be exercisable and will terminate immediately.
     (b) Death or Disability. In the event of Employee’s Termination of Employment due to death or Disability (as defined below), and subject to Section 4 above, the following rules will apply:
•	Unvested SARs will not be forfeited, but will become immediately vested and exercisable in full.

•	Unless otherwise forfeited, the SARs will remain outstanding and exercisable until the first anniversary of the date of Termination of Employment due to death or Disability (but in no event after the Stated Expiration Date), at which date the SARs will cease to be exercisable and will terminate, except as otherwise provided herein.
     (c) Termination Due to Retirement. In the event of Termination of Employment by Employee due to Retirement, the following rules apply:
•	Unvested SARs will not be forfeited, but will become immediately vested and exercisable in full.

•	Unless otherwise forfeited, the SARs will remain outstanding and exercisable until the Stated Expiration Date, at which date the SARs will cease to be exercisable and will terminate, except as otherwise provided herein.
     (d) Death Following Termination; Exercise Following Death. In the event of Employee’s death following a Termination of Employment, the SARs shall remain outstanding in accordance with the provisions of this Section 5 applicable to the Termination of Employment, and subject to Section 4 above. Any SARs exercisable under Section 5(b) or this Section 5(d) following Employee’s death may be exercised by Employee’s legal representative, distributee, legatee or designated Beneficiary, as the case may be.
     (e) Certain Definitions. The following definitions apply for purposes of this Agreement:
          (i) “Cause” has the meaning as set forth in the Plan.
          (ii) “Disability” means a disability as defined under Treas. Reg. § 1.409A-3(i)(4), as determined by the Company based upon written evidence of such disability from a medical doctor in a form satisfactory to the Company.
          (iii) “Retirement” means Termination of Employment by either the Company or Employee either (A) at or after Employee has attained age 62 or (B) at or after Employee has attained age 60 with at least ten years of service to the Company, provided that a Termination of Employment by the Company for Cause shall not be deemed a Retirement. For this purpose, any period of service by Employee to a predecessor of the Company or to a company that has been acquired by the Company shall be counted toward years of service with the Company.
          (iv) “Termination of Employment” means the event by which Employee ceases to be employed by the Company or any subsidiary of the Company and, immediately thereafter, is not employed by or providing substantial services to any of the Company or a subsidiary of the Company. If Employee is granted a leave of absence for military or governmental service or other purposes approved by the Board, he or she shall be considered as continuing in the employ of the Company, or of a subsidiary of the Company, for the purpose of this subsection, while on such authorized leave of absence.
     6. Change in Control Provisions. The provisions of Section 9 of the Plan shall apply to the SARs. Accordingly, in the event of a Change in Control (as defined in Section 9 of the Plan), the SARs, if not previously forfeited, will be fully vested and exercisable and unless all vested options are automatically exercised as part of the transaction constituting a Change in Control, Employee shall have the full original term of the awards to exercise any awards that are then vested but unexercised, or that become vested as a result of the foregoing.
     7. Forfeiture Provisions. Employee agrees that, by signing this Agreement and accepting the grant of the SARs, the forfeiture conditions set forth in Section 10 of the Plan shall apply to the SARs and to gains realized upon the exercise of the SARs (in addition to the requirements of Section 5 relating to a Termination of Employment).
     8. Employee Representations and Warranties, Consents and Acknowledgements.
     (a) General. As a condition to the exercise of the SARs, the Company may require Employee to make any representation or warranty to the Company as may be required under any applicable law or regulation, and to make a representation and warranty that no Forfeiture Event has occurred or is contemplated within the meaning of Section 5(b) hereof and Section 10 of the Plan.
     (b) Securities Law Compliance. Neither the SARs nor the Shares issuable upon the exercise of the SARs have been registered under the Securities Act of 1933, or any state securities laws. No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed or quoted. As a condition to the exercise of the SARs, the Company may require Employee (or other person entitled to exercise) to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation.
     Employee acknowledges and agrees that Employee is acquiring the SARs for investment and not with a view to distribution. Unless otherwise determined by the Company, Employee (or other person entitled to exercise) must acknowledge and agree, at the time of exercise, that he or she is acquiring the Shares for investment and not with a view to distribution. Employee, by acceptance hereof, consents to the placement of the following restrictive legends, or substantially similar legends, on each certificate to be issued by the Company representing Shares issued upon exercise of the SARs:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER SUCH ACT AND QUALIFICATION UNDER SUCH STATE SECURITIES LAWS OR (B) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE LAW.
The Company may also impose stop-transfer instructions with respect to the Shares subject to the foregoing restrictions

     (c) Lock-Up for Initial Public Offering. In connection with the first underwritten registration of the Company’s securities, Employee agrees that, upon the request of the Company and the underwriters managing such underwritten offering of the Company’s securities, Employee (or other person entitled to exercise) will not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the Shares acquired hereunder (other than those included in the registration) without the prior written consent of the Company and such underwriters, as the case may be, for such period of time, not to exceed 180 days, from the effective date of such registration as the underwriters may specify. The Company and underwriters may request such additional written agreements in furtherance of such lock-up agreement in the form reasonably satisfactory to the Company and such underwriter. The Company may also impose stop-transfer instructions with respect to the Shares subject to the foregoing restrictions until the end of the applicable lock-up period.
     (d) Consent Relating to Personal Data. By signing this Agreement, Employee voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section 8(d). Employee is not obliged to consent to such collection, use, processing and transfer of personal data. The Company and its subsidiaries hold, for the purpose of managing and administering the Plan, certain personal information about Employee, including Employee’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all SARs and other equity awards or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in Employee’s favor (“Data”). The Company and/or its subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of Employee’s participation in the Plan and the Company and/or any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located throughout the world, including the United States. Employee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Employee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on Employee’s behalf to a broker or other third party with whom Employee may elect to deposit any Shares acquired pursuant to the Plan. Employee may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company.
     (e) SARs Represent Extraordinary Compensation Item. Employee’s participation in the Plan is voluntary. The value of the SARs is an extraordinary item of compensation. As such, the SARs are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. Rather, the awarding of the SARs to Employee under the Plan represents a mere investment opportunity.
     (f) Consent to Electronic Delivery. EMPLOYEE HEREBY CONSENTS TO ELECTRONIC DELIVERY OF THE PLAN, ANY DISCLOSURE OR OTHER DOCUMENTS RELATED TO THE PLAN (COLLECTIVELY, THE “PLAN DOCUMENTS”). THE COMPANY WILL DELIVER THE PLAN DOCUMENTS ELECTRONICALLY TO EMPLOYEE BY E-MAIL, BY POSTING SUCH DOCUMENTS ON ITS INTRANET WEBSITE OR BY ANOTHER MODE OF ELECTRONIC DELIVERY AS DETERMINED BY THE COMPANY IN ITS SOLE DISCRETION. THE COMPANY WILL SEND TO EMPLOYEE AN E-MAIL ANNOUNCEMENT WHEN A NEW PLAN DOCUMENT IS AVAILABLE ELECTRONICALLY FOR EMPLOYEE’S REVIEW, DOWNLOAD OR PRINTING AND WILL PROVIDE INSTRUCTIONS ON WHERE THE PLAN DOCUMENT CAN BE FOUND. UNLESS OTHERWISE SPECIFIED IN WRITING BY THE COMPANY, EMPLOYEE WILL NOT INCUR ANY COSTS FOR RECEIVING THE PLAN DOCUMENTS ELECTRONICALLY THROUGH THE COMPANY’S COMPUTER NETWORK. EMPLOYEE WILL HAVE THE RIGHT TO RECEIVE PAPER COPIES OF ANY PLAN DOCUMENT BY SENDING A WRITTEN REQUEST FOR A PAPER COPY TO THE ADDRESS SPECIFIED IN SECTION 9(d) HEREOF. EMPLOYEE’S CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS WILL BE VALID AND REMAIN EFFECTIVE UNTIL THE EARLIER OF (I) THE TERMINATION OF EMPLOYEE’S PARTICIPATION IN THE PLAN AND (II) THE WITHDRAWAL OF EMPLOYEE’S

CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS. THE COMPANY ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS THE RIGHT AT ANY TIME TO WITHDRAW HIS OR HER CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS BY SENDING A WRITTEN NOTICE OF WITHDRAWAL TO THE ADDRESS SPECIFIED IN SECTION 9(e) HEREOF. IF EMPLOYEE WITHDRAWS HIS OR HER CONSENT TO ELECTRONIC DELIVERY, THE COMPANY WILL RESUME SENDING PAPER COPIES OF THE PLAN DOCUMENTS WITHIN TEN (10) BUSINESS DAYS OF ITS RECEIPT OF THE WITHDRAWAL NOTICE. EMPLOYEE ACKNOWLEDGES THAT HE OR SHE IS ABLE TO ACCESS, VIEW AND RETAIN AN E-MAIL ANNOUNCEMENT INFORMING EMPLOYEE THAT THE PLAN DOCUMENTS ARE AVAILABLE IN EITHER HTML, PDF OR SUCH OTHER FORMAT AS THE COMPANY DETERMINES IN ITS SOLE DISCRETION.
     9. Miscellaneous.
     (a) Mandatory Tax Withholding. Unless otherwise determined by the Committee, at the time of exercise, the Company will withhold from any Shares deliverable upon exercise, in accordance with Section 11(d) of the Plan, the number of Shares having a value approximately equal to the amount of income taxes, employment taxes or other withholding amounts required to be withheld under applicable local laws and regulations, and pay the amount of such withholding taxes in cash to the appropriate taxing authorities. Employee will be responsible for any taxes relating to the SARs and the exercise thereof not satisfied by means of such mandatory withholding. The number of Shares withheld will be subject to rounding up or down to the nearest whole Share, with a view to ensuring that such Share withholding does not result in recognition of any additional accounting expense by the Company.
     (b) Binding Agreement; Written Amendments. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the SARs, and supersedes any prior agreements or documents with respect to the SARs. No amendment or alteration of this Agreement which may impose any additional obligation upon the Company shall be valid unless expressed in a written instrument duly executed in the name of the Company, and no amendment, alteration, suspension or termination of this Agreement which may materially and adversely affect the rights of Employee under the SARs shall be valid unless expressed in a written instrument executed by Employee.
     (c) No Promise of Employment. The SARs and the granting thereof shall not constitute or be evidence of any agreement or understanding, express or implied, that Employee has a right to continue as an employee of the Company for any period of time, or at any particular rate of compensation. Employee acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time, provided, however that any outstanding SARs shall not be affected. The grant of stock SARs under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of stock SARs or benefits in lieu of stock SARs in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of SARs, vesting provisions and the exercise or base price.
     (d) Notices. Any notice to be given the Company under this Agreement shall be addressed to the Company at its main offices, attention: General Counsel, and any notice to the Employee shall be addressed to the Employee at Employee’s address as then appearing in the records of the Company.